UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2018 (June 6, 2018)

Rockwell Automation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12383	25-1797617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of Principal Executive Offices) (Zip Code)

(414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2018, the Company’s Board of Directors approved certain leadership changes with respect to two named executive officers. Effective July 2, 2018, Frank Kulaszewicz, Senior Vice President and head of the Company’s Architecture & Software segment, will assume the role of Senior Vice President and head of the Company’s Control Products & Solutions segment. Mr. Kulaszewicz succeeds Theodore Crandall, who has served as Senior Vice President and head of the Control Products & Solutions segment, since February 7, 2017. On June 6, 2018, Mr. Crandall announced his intention to retire near the end of calendar year 2018. Mr. Crandall will continue as Senior Vice President of the Company until his retirement date. The effective date of his retirement has not been determined yet.

In connection with these changes, the Board approved other senior leadership transitions to be effective July 2, 2018. Fran Wlodarczyk will assume the role of Senior Vice President and head of the Company’s Architecture & Software segment. Robert Murphy, Senior Vice President, Operations and Engineering Services (OES), will lead a new Connected Enterprise Consulting team. Michael Laszkiewicz will succeed Robert Murphy as Senior Vice President, OES.

The Compensation Committee of our Board of Directors approved a new annual base salary of $667,000 for Frank Kulaszewicz as Senior Vice President and head of the Company’s Control Products & Solutions segment, effective July 2, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC.
(Registrant)

By	/s/ Rebecca W. House
Rebecca W. House
Senior Vice President, General Counsel and Secretary

Date: June 11, 2018

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